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                                                                     EXHIBIT 5.1

                               November 12, 1999


Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas   77056

Ladies and Gentlemen:

     The undersigned is Vice President, Secretary and General Counsl at
Quanta Services, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's registration under the Securities Act of 1933, as amended (the "ACT"), of 2,034,849 shares of common stock, par value $0.00001 per share (the "SHARES"), of the Company which may be offered from time to time under the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission on or about November 12, 1999, by the stockholder named in such Registration Statement (the "SELLING STOCKHOLDER").

     In reaching the opinions set forth herein, the undersigned has examined and is familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as I deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, (iii) the Bylaws of the Company, and (iv) certain minutes of meetings of, and resolutions adopted by, the Board of Directors of the Company.

     The undersigned has assumed that (i) all signatures on all documents
I reviewed are genuine, (ii) all documents submitted to me as originals are true and complete, (iii) all documents submitted to me as copies are true and complete copies of the originals thereof, and (iv) all persons executing and delivering the documents I examined were competent to execute and deliver such documents.

     Based on the foregoing, and having due regard for the legal considerations the undersigned deems relevant, I am of the opinion that the Shares which are to be sold and delivered by the Selling Stockholder, when delivered by the Selling Stockholder, will be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America.

     This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, the undersigned does not thereby admit that he comes within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ Brad Eastman
                                   Brad Eastman
                                   Vice President, Secretary and General Counsel